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                               Exhibit 23(d)
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                      Consent of Independent Auditors
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      We hereby consent to the incorporation by reference in this
Registration Statement on Form S-8 of Boatmen's Bancshares, Inc.
of our report dated January 22, 1993, relating to the consolidated and parent only statements of income, retained earnings and cash flows of The Union of Arkansas Corporation and Subsidiaries for the year ended December 31, 1992 (not presented separately herein) which report appears in Boatmen's Bancshares, Inc.'s Form 8-K dated April 28, 1995 and to all references to our Firm included in this registration statement.


                                        /s/ Frost & Company
                                        Frost & Company
                                        Certified Public Accountants


Little Rock, Arkansas
January 31, 1996
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